UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2010

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Board of Directors of Amylin Pharmaceuticals, Inc., or Amylin, approved the company’s executive cash bonus plan for 2010, or the Plan.  The Plan is not contained in a formal written document, but a summary of the manner in which executive officer cash bonuses are determined is set forth below.

Amylin’s executive officers are entitled to earn cash bonus compensation based upon the achievement of certain specified corporate goals established by Amylin’s Board of Directors, or the Board.  The corporate goals established for fiscal year 2010 for purposes of the Plan relate to net product revenue, non-GAAP operating loss, and product pipeline innovation and development results.

Under the Plan, each participant’s target bonus is established by multiplying such participant’s salary by a percentage value.  The percentage value for each executive officer is based on the participant’s level of responsibility with the company.

Following the end of the year, the Board determines whether the pre-established corporate goals were attained.  Based on this assessment, the Compensation Committee awards each participant a cash bonus equal to such participant’s target bonus multiplied by the percentage to which the pre-established corporate goals were attained or exceeded.  The Compensation Committee retains the discretion to determine that a participant will receive a cash bonus in an amount less than or greater than the amount earned by such participant under the Plan.

On February 2, 2010, the Board accepted management’s recommendation to maintain senior management salaries at 2009 levels and approved 2010 base salaries for Amylin’s “named executive officers” (as defined by SEC regulations) as follows:  Daniel M. Bradbury:  $675,000;  Mark G. Foletta: $419,750;  Orville G. Kolterman, M.D.: $440,000;  Marcea Bland Lloyd: $400,125; and Vincent Mihalik: $375,000.

The Board also awarded 2009 cash bonuses to Amylin’s named executive officers under the company’s 2009 bonus plan design as follows:  Daniel M. Bradbury:  $814,280; Mark G. Foletta: $253,180; Orville G. Kolterman: $265,400; Marcea Bland Lloyd: $241,350; and Vincent Mihalik: $204,900.

On February 2, 2010, the Board granted options to the named executive officers pursuant to Amylin’s 2009 Equity Incentive Plan, or 2009 EIP, to purchase the following number of shares of Amylin common stock:  Daniel M. Bradbury: 200,000 shares; Mark G. Foletta: 50,000 shares; Orville G. Kolterman, M.D.: 60,000 shares; Marcea Bland Lloyd: 60,000 shares; and Vincent Mihalik: 55,000 shares.  The options are exercisable at a price equal to $18.01 per share, which is equal to the closing price of Amylin’s common stock on the date of grant.  The options have a term of 7 years and fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter.

In addition, the Board granted performance restricted stock units to the named executive officers pursuant to the 2009 EIP in the following amounts:  Daniel M. Bradbury: 100,000 shares; Mark G. Foletta: 15,000 shares; Orville G. Kolterman, M.D.: 15,000 shares; Marcea Bland Lloyd: 20,000 shares; and Vincent Mihalik: 20,000 shares.  The restricted stock units fully vest only if Amylin achieves non-GAAP operating income for the full 2011 calendar year.  For purposes of the restricted stock unit awards, non-GAAP operating income is defined as GAAP operating results, adjusted for noncash items including equity compensation, depreciation and amortization of deferred revenue and any one-time items such as restructuring charges.  If this business objective is not attained, the restricted stock units will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: February 5, 2010	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary